EXHIBIT 12.1

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Amtran, Inc.
Calculation of "Earnings" and "Fixed Charges"
Prepared: 1/28/00


                                         1992            1993           1994          1995            1996
                                         ----            ----           ----          ----            ----

Earnings:
 Pre-tax income (loss)
  from continuing operations         (2,643,000)       3,866,000      5,879,000   14,653,000       (39,581,000)
 Fixed charges                       17,726,894       16,436,282     18,081,849   22,430,142        26,155,258
Less: capitalized
  interest add-back                          -0               -0       (140,000)  (1,295,000)       (1,350,218)

Total Earnings                       15,083,894       20,302,282     23,820,849   35,788,142       (14,775,960)
                                    ------------------------------------------------------------------------------

Fixed Charges:
 Interest expense                     6,898,000        3,872,000      3,656,000    4,163,000         4,465,000
 Interest capitalized during period          -0               -0        140,000    1,295,000         1,350,218
 Debt issue cost amortization            24,311           38,616        419,223      649,139           881,239
 Bank commitment fees                   525,833          409,166        452,876      535,003           695,801
 Interest portion of rental expense  10,278,750       12,116,500     13,413,750   15,788,000        18,763,000
                                     ------------------------------------------------------------------------------
Total Fixed Charges                  17,726,894       16,436,282     18,081,849   22,430,142        26,155,258

Deficiency of earnings available to
cover fixed charges

Ratio or earnings to fixed charges                                    5,739,000   13,358,000       (40,931,218)
                                                                           1.32         1.60             (0.56)

Interest Portion of rental expense is the aircraft rent and other rent expense *25%

                                                                                       9 mos          9 mos
                                         1997            1998           1999          9/30/98        9/30/99
                                         ----            ----           ----          -------        -------

Earnings:
 Pre-tax income (loss)
  from continuing operations          6,027,000       67,210,000     77,795,312   64,768,000        77,454,000
 Fixed charges                       28,180,507       32,109,595     44,703,663   23,397,942        33,129,066
Less:  capitalized
  interest add-back                    (702,626)      (2,039,517)    (3,874,651)    (976,797)       (2,900,122)

Total Earnings                       33,504,881       97,280,078    118,624,324   87,189,145       107,682,944
                                     ------------------------------------------------------------------------------

Fixed Charges:
 Interest expense                     9,454,000       12,808,000     20,965,922     9,671,000       15,413,000
 Interest capitalized during period     702,626        2,039,517      3,874,651       976,797        2,900,122
 Debt issue cost amortization         1,367,272        1,347,099      1,574,424     1,003,381        1,225,695
 Bank commitment fees                   907,109          248,979        295,916       186,764          213,999
 Interest portion of rental expense  15,749,500       15,666,000     17,992,750    11,560,000       13,376,250
                                     ------------------------------------------------------------------------------
Total Fixed Charges                  28,180,507       32,109,595     44,703,663    23,397,942       33,129,066

Deficiency of earnings available to
cover fixed charges

                                      5,324,374       65,170,483     73,920,661    63,791,203       74,553,878
Ratio or earnings to fixed charges         1.19             3.03           2.65          3.73             3.25

Interest Portion of rental expense is the aircraft rent and other rent expense *25%


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